Exhibit 99.7

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.0001 per share, of PLBY Group, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 31, 2023.

By:	/s/ Suhail Rizvi

By:	/s/ John Giampetroni

Rizvi Opportunistic Equity Fund II, L.P. By: Rizvi Traverse GP II, LLC, its General Partner

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Title:	Managing Director

Rizvi Traverse GP II, LLC

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Title:	Managing Director

Rizvi Master LLC

By:	/s/ Suhail Rizvi
Name:	Suhail Rizvi
Title:	Manager

Traverse Capital Partners LLC

By:	/s/ John Giampetroni
Name:	John Giampetroni
Title:	Member